EXHIBIT 10.11






                                                       Transcript Document No. 8


                               HPG REALTY CO., LLC

                                       and

                           TRI-START ELECTRONICS, INC.

                                       and

                   TOWN OF ISLIP INDUSTRIAL DEVELOPMENT AGENCY
                            (TOWN OF ISLIP, NEW YORK)



                        PAYMENT-IN-LIEU-OF-TAX AGREEMENT



                   Town of Islip Industrial Development Agency
         (HPG Realty Co., LLC/Tri-Start Electronics, Inc. 2004 Facility)

                          Dated as of February 1, 2004
                    Amended and Restated as of August 1, 2004

                    Town of Islip, Connetquot School District


District:  0500

Section:   105.00

Block: 03.00

Lot: 002.001

                        PAYMENT-IN-LIEU-OF-TAX AGREEMENT


     THIS AGREEMENT, dated as of February 1, 2004, amended and restated as of August 1, 2004, is among HPG REALTY CO., LLC, a limited liability company duly organized and validly existing under the laws of the State of New York, having an office at 134 Remington Boulevard, Ronkonkoma, New York 11779 (the "Company"), TRI-START ELECTRONICS, INC., a corporation duly organized and validly existing under the laws of the State of New York, having its principal office at 134 Remington I3oulevard Ronkonkoma, New York 11779 (the "Sublessee"), and TOWN OF ISLIP INDUSTRIAL DEVELOPMENT AGENCY, an industrial development agency and a public benefit corporation of the State of New York, having its principal office at 40 Nassau Avenue, Islip, New York 11751 (the "Agency").


                              W I T N E S S E T H:

     WHEREAS, the Agency was created by Chapter 47 of the Laws of 1974 of the State of New York, as amended, pursuant to Title 1 of Article 18-A of the General Municipal Law of the State of New York, as amended (collectively, the "Act"); and

     WHEREAS, the Agency has agreed to acquire title to certain real property located at 979 Marconi Avenue, Ronkonkoma, Town of Islip, Suffolk County, New York, more particularly described in Exhibit E attached hereto, and to acquire, construct and equip a certain industrial development facility thereon (the "Facility"), more particularly described in the Lease Agreement, dated as of even date herewith (the "Lease Agreement"), between the Agency and the Company; and

     WHEREAS, the Agency has agreed to lease the Facility to the Company pursuant to the Lease Agreement such that title will remain in the Agency throughout the Lease Term (as such term is defined in the Lease Agreement); and

     WHEREAS, the Company has agreed to sublease the Facility to the Sublessee pursuant to a Sublease Agreement, dated the Closing Date (the "Sublease Agreement"), between the Company and the Sublessee; and

     WHEREAS, pursuant to Section 874(1) of the Act, the Agency is exempt from the payment of taxes and assessments imposed upon real property owned by it, other than special ad valorem levies, special assessments and service charges against real property located in the Town of Islip (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is or may be wholly or partially located) which are or may be imposed for special improvements or special district improvements; and

     WHEREAS, the Agency, the Company and the Sublessee deem it necessary and proper to enter into an agreement making provision for payments in lieu of taxes and such assessments by the Company and the Sublessee to the Town of Islip, any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is or may be wholly or partially located, Suffolk County, Connetquot School District and appropriate special districts (hereinafter the "Taxing Authorities") in which any part of the Facility is or is to be located;

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the covenants herein contained, it is mutually agreed as follows:

     1. (a) As long as the Lease Agreement is in effect, the Company and the Sublessee, jointly and severally, agree to make payments in lieu of all real estate taxes and assessments (in addition to paying all special ad valorem levies, special assessments and service charges against real property located in the Town of Islip (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is or may be wholly or partially located) which are or may be imposed for special improvements or special district improvements) which would be levied upon or with respect to the Facility if the Facility were owned by the Company and not by the Agency (the "Taxes on the Facility"). The amounts of such payments and method for calculation are set forth herein.

     (b) After the effective date of this Agreement and until the provisions of paragraph 1(c) become effective, the Company and the Sublessee, jointly and severally, shall pay, as payments in lieu of taxes and assessments, one hundred percent (100%) of the taxes and assessments which would be levied upon the Facility by the respective Taxing Authorities.

     (c) Commencing at the earlier of (i) the first fiscal tax year of the Taxing Authorities following the first taxable status date after the issuance of a certificate of occupancy to the Company and/or the Sublessee for the Facility by the appropriate governmental entity or (ii) at the sole option and discretion of the Company and the Sublessee, jointly and severally, written notice from the Company and the Sublessee to the Agency setting forth the effective date for commencement of the payments in accordance with Exhibit A hereto (which effective date can be no later than the date set forth in (i) above), the Company and the Sublessee shall pay, as payments in lieu of taxes and assessments, the amounts set forth on Exhibit A attached hereto and made a part hereof.

     (d) The Company and the Sublessee, jointly and severally, shall pay, or cause to be paid, the amounts set forth in paragraphs 1(b) and (c) above, as applicable, after receipt of tax bills from the Agency or the Taxing Authorities, as the case may be. Failure to receive a tax bill shall not relieve the Company or the Sublessee of their respective obligations to make all payments provided for hereunder. If, for any reason, the Company and/or the Sublessee does not receive an appropriate tax bill, the Company and the Sublessee shall have the responsibility and obligation to make all reasonable inquiries to the Taxing Authorities and to have such a bill issued, and thereafter to make payment of the same no later than the due dates provided therein. Payments shall be made directly to the Taxing Authorities. Payments made after the due date(s) as set forth in the applicable tax bills shall accrue interest (and penalties) at the rates applicable to late payments of taxes for the respective Taxing Authorities and as further provided in the General Municipal Law, including Section 874(5) thereof, which currently provides for an initial penalty of five percent (5%) of the amount due and an additional penalty of one percent (1%) per month on payments more than one month delinquent. Anything contained in this paragraph (d) to the contrary notwithstanding, the


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

Company and the Sublessee shall have the obligation to make all annual payments required by this paragraph (other than payments of penalties, if any) in two equal semi-annual installments on or prior to January 10 and May 31 of each year of the Lease Term or on such other due dates as may be established from time to time during the Lease Term.

     (e) During the term of this Agreement, the Company and the Sublessee shall continue to pay all special ad valorem levies, special assessments, and service charges levied against the Facility for special improvements or special district improvements.

     (f) In the event that any structural addition shall be made to the building or buildings included in the Facility subsequent to the "Completion Date" (as such term is defined in the Lease Agreement), or any additional building or improvement shall be constructed on the real property described on Exhibit E hereto (such structural additions, buildings and improvements being referred to hereinafter as "Additional Facilities"), the Company and the Sublessee agree to make additional payments in lieu of taxes to the Taxing Authorities in amounts equal to the product of the then current ad valorem tax rates which would he levied upon or with respect to the Additional Facilities by the Taxing Authorities if the Additional Facilities were owned by the Company and not the Agency times the assessment or assessments established for that tax year by the Town of Islip. All other provisions of this Agreement shall apply to this obligation for additional payments.

     2. In the event that title to the Facility or any part thereof is transferred from the Agency to the Company at such time in reference to any taxable status date as to make it impossible to place such Facility or part thereof on the tax rolls of Suffolk County, the Town of Islip, Connetquot School District, any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is or may be wholly or partially located, or appropriate special districts, as the case may be, by such taxable status date, the Company and the Sublessee, jointly and severally, hereby agree to pay, at the first time taxes or assessments are due following the taxable status date on which such Facility or part thereof is placed on the tax rolls, an amount equal to the taxes or assessments which would have been levied on such Facility or part thereof had it been on the tax rolls from the time the Company took title until the date of the tax rolls following the taxable status date as of which such Facility or part thereof is placed on the tax rolls. There shall be deducted from such amount any amounts previously paid pursuant to this Agreement by the Agency, the Company or the Sublessee to the respective Taxing Authorities relating to any period of time after the date of transfer of title to the Company. The provisions of this Paragraph 2 shall survive the termination or expiration of the Lease Agreement. Any rights the Company or the Sublessee may have against its respective designees are separate and apart from the terms of this Paragraph 2, and this Paragraph 2 shall survive any transfer from the Agency to the Company.

     3. In the event the Facility or any part thereof is declared to be subject to taxation for taxes or assessments by an amendment to the Act or other legislative change or by a final judgment of a court of competent jurisdiction, the obligations of the Company and the Sublessee hereunder shall, to such extent, be null and void.


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     4. In the event the Company and the Sublessee shall enter into a subsequent payment in lieu of tax agreement or agreements with respect to the Taxes on the Facility directly with any or all Taxing Authorities in the jurisdiction of which the Facility is located, the obligations of the Company and the Sublessee hereunder, which are inconsistent with such future Agreement or Agreements, shall be superseded and shall, to such extent, be null and void.

     5. As long as this Agreement is in effect, the Agency, the Company and the Sublessee agree that (i) the Company shall be deemed to be the owner of the Facility and of the Additional Facilities for purposes of instituting, and shall have the right to institute, judicial review of an assessment of the real estate with respect to the Facility and the Additional Facilities pursuant to the provisions of Article 7 of the Real Property Tax Law or any other applicable law, as the same may be amended from time to time, and (ii) the Agency shall request the Assessor of the Town of Islip, or any other assessor having jurisdiction to assess the Facility, to take into consideration the value of surrounding properties of like character when assessing the Facility. Notwithstanding the foregoing, in the event that the assessment of the real estate with respect to the Facility and the Additional Facilities is reduced as a result of any such judicial review so that such complaining party would be entitled to receive a refund or refunds of taxes paid to the respective Taxing Authorities if such complaining party were the owner of the Facility and the Additional Facilities, such complaining party shall not be entitled to receive a refund or refunds of the payments in lieu of taxes paid pursuant to this Agreement. In that event, such complaining party shall be entitled to receive a credit against future payments in lieu of taxes and assessments to be paid pursuant to this Agreement, as and when collected by the Agency or the affected tax jurisdictions as defined in Section 854 of the General Municipal Law, as amended, (as the case may be) in an amount equal to any refund that such complaining party would be entitled to receive if such complaining party were the owner of the Facility and the Additional Facilities; provided, however, that the Agency shall have no obligation to provide a credit against any payments in lieu of taxes or assessments which it has remitted to any of the respective Taxing Authorities before the date the Agency receives written notice from the complaining party that it seeks a credit. In no event shall the Agency be required to remit to the Company, the Sublessee or any Taxing Authority any moneys otherwise due as a result of a reduction in the assessment of the Facility (or any part thereof) due to a certiorari review. If the Company or the Sublessee receive a reduction in assessment in the last year of the Lease
Agreement after they have made their final payments in lieu of taxes, the Company and the Sublessee acknowledge that they shall look solely to the Taxing Authorities for repayment or for a credit against the first payment(s) of Taxes on the Facility which will be due after the Facility is returned to the tax rolls. The Company and the Sublessee hereby agree that they will notify the Agency if the Company and/or the Sublessee shall have requested a reassessment of the Facility or a reduction in the taxes on the Facility or shall have instituted any tax certiorari proceedings with respect to the Facility. The Company shall deliver to the Agency copies of all notices, correspondence, claims, actions and/or proceedings brought by or against the Company and/or the Sublessee in connection with any reassessment of the Facility, reduction of taxes with respect to the Facility or tax certiorari proceedings with respect to the Facility.

     6. The Company and the Sublessee, in recognition of the benefits provided under the terms of this Agreement, including, but not limited to, the formula for payments in lieu of taxes set forth in Exhibit A hereto, and for as long as


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the Lease  Agreement is in effect,  expressly waive any rights they may have for any exemption under Section 485-b of the Real Property Tax Law or any other exemption under any other law or regulation (except, however, for the exemption provided by Title I of Article 18-A of the General Municipal Law) with respect to the Facility. The Company and the Sublessee, however, reserve any such rights with respect to all special ad valorem levies, special assessments and service charges levied against the Facility as referred to in paragraph 1(e) and the Additional Facilities as referred to in paragraph 1(f) and with respect to the assessment and/or exemption of the Additional Facilities.

     7. The Company and the Sublessee recognize and agree that the Agency shall have the right at its sole discretion to revise and increase the formula for payments in lieu of taxes (the "Formula"), both retroactively and prospectively, to be paid by the Company and the Sublessee pursuant to Exhibit A hereto, as set out below:

     (a) If the Company and/or the Sublessee substantially change, modify or amend its proposed method of operations so as to effect a Substantial Change within the meaning of Section 7(e) hereof (hereinafter "Substantial Change") within two years after the provisions of paragraph 1(c) hereof become effective, then at all times subsequent to the date of Substantial Change, and so long as this Agreement remains in effect, the Agency shall have the right at its sole discretion to revise and increase the Formula as set forth on Exhibit A, both retroactively and prospectively, and the Company and the Sublessee shall pay the amounts set forth on Exhibit B attached hereto and made a part hereof in lieu and in place of the amounts set forth on Exhibit A.

     (b) If the Company and/or the Sublessee effect a Substantial Change at any time subsequent to two years after the provisions of paragraph 1(c) become effective but before the end of three years thereafter, then at all times subsequent to the date of Substantial Change and so long as this Agreement remains in effect, the Agency shall have the right at its sole discretion to revise and increase the Formula as set forth on Exhibit A, both retroactively and prospectively, and the Company and the Sublessee shall pay the amounts set forth on Exhibit C attached hereto and made a part hereof in lieu and in place of the amounts set forth on Exhibit A.

     (c) if the Company and/or the Sublessee effect a Substantial Change at any time subsequent to three years after the provisions of paragraph 1(c) become effective but before the end of four years thereafter, then at all times subsequent to the date of Substantial Change and so long as this Agreement remains in effect, the Agency shall have the right at its sole discretion to revise and increase the Formula as set forth on Exhibit A, both retroactively and prospectively, and the Company and the Sublessee shall pay the amounts set forth on Exhibit D attached hereto and made a part hereof in lieu and in place of the amounts set forth on Exhibit A.

     (d) If the Company and/or the Sublessee effects a Substantial Change at any time after four years from the date the provisions of paragraph 1(c) hereof become effective, there shall be no change, either retroactively or prospectively, in the Formula as set forth on Exhibit A.


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

     (e) In exercising its reasonable discretion to make the aforesaid retroactive and prospective changes in the Formula as set forth on Exhibit A, the Agency shall consider the following circumstances, any one of which may be deemed to constitute a Substantial Change:

     (i) Sale or closure of the Facility and/or departure of the Company and/or the Sublessee from the Town of Islip.

     (ii) Significant employment reductions not reflective of the Company's and the Sublessee's business cycle and/or local, national and international economic conditions or the failure of the Sublessee to create or maintain the number of permanent jobs at the Facility, indicated in the Sublessee's application submitted to the Agency.

     (iii) Any significant deviations from the information and data provided to the Agency in the Company's and/or the Sublessee's application for assistance which would constitute a significant diminution of the Company's and/or the Subiessee's activities in or commitment to the Town of Islip.

     (f) The Agency shall notify the Company and the Sublessee in writing of any increase in the Formula and the effective date(s) and amount(s) of such increase, retroactive and/or prospective. If the Formula is adjusted so that increased payments are due for any tax year in which the Company and the Sublessee has paid less than the full amount then due, the Company and the Sublessee shall remit such additional sum due to the Agency within 30 days after delivery of such notice. Notwithstanding anything to the contrary herein, in no event shall any increase hereunder exceed the amounts calculated pursuant to the exhibits annexed hereto relating to the time that such Substantial Change occurred.

     8. Except as otherwise provided herein, any notice required to be given under this Agreement shall be deemed to have been duly given when delivered and, if delivered by mail, shall be sent by certified mail, postage prepaid, return receipt requested, addressed to the respective parties hereto at their respective addresses specified below or such other addresses as either party may specify in writing to the other:

           The Agency:

           Town of Islip Industrial Development Agency
           40 Nassau Avenue
           Islip, New York 11751
           Attention:   Administrative Director


           The Company:

           HPG Realty Co., LLC
           134 Remington Boulevard
           Ronkonkoma, New York 11779
           Attention:   Member


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          The Sublessee:

          Tri-Start Electronics, Inc.
          134 Remington Boulevard
          Ronkonkoma, New York 11779
          Attention:   Chief Executive Officer

Notice by mail shall be effective when delivered but if not yet delivered shall be deemed effective at 12:00 p.m. on the third business day after mailing.

     9. Failure by the Agency in any instance to insist upon the strict performance of any one or more of the obligations of the Company and/or the Sublessee under this Agreement, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by the Agency of any of the Company's and/or the Sublessee's defaults or breaches hereunder or of any of the rights and remedies of the Agency by reason of such defaults or breaches, or a waiver or relinquishment of any or all of the Company's and/or the Sublessee' s obligations hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing. Further, no payment by the Company and/or the Sublessee or receipt by the Agency of a lesser amount than or different manner from the correct amount or manner of payment due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and the Agency may accept any checks or payments as made without prejudice to the right to recover the balance or pursue any other remedy in this Agreement or otherwise provided at law or in equity.

     10. This Agreement shall become effective as of the first taxable status date of the Town of Islip after the date the Agency acquires title to the Facility. All taxes, assessments, special assessments, service charges, special ad valorem levies or similar tax equivalents due or to become due based upon prior taxable status dates shall be paid by the Company and the Sublessee when due. Upon termination of the Lease Agreement and reconveyance of title to the Facility to the Company, this Agreement shall terminate.

     11. Whenever the Company and/or the Sublessee fail to comply with any provision of this Agreement, the Agency may, but shall not be obligated to, take whatever action at law or in equity may appear necessary or desirable to collect the amount then in default or to enforce the performance and observance of the obligations, agreements and covenants of the Company and the Sublessee under this Agreement. The Agency agrees to notify the Company and the Sublessee in writing of any failure by the Company and/or the Sublessee to comply with any provision of this Agreement within thirty (30) business days after the Agency becomes aware of such failure and shall provide the Company and/or the Sublessee with the opportunity to cure such failure within thirty (30) days after receipt by the Company and the Sublessee of such notice.

     12. This Agreement shall he governed by and construed in accordance with the internal laws of the State of New York.

     13. The Company and the Sublessee agree to hold the Agency harmless from and against any liability arising from any default by the Company and/or the Sublessee in performing their respective obligations hereunder or any expense


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incurred under this Agreement,  including any expenses of the Agency,  including without limitation attorneys' fees.

     14. This Agreement may be modified only by written instrument duly executed by the parties hereto.

     15. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, heirs, distributees and assigns.

     16. If any provision of this Agreement shall for any reason be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such provision so adjudged invalid, illegal or unenforceable shall be deemed separate, distinct and independent and the remainder of this Agreement shall be and remain in lull force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such holding or adjudication.


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above,


                                                 HPG REALTY CO., LLC

                                                 By:
                                                    ----------------------------
                                                 Name: Helene A. Giarraputo
                                                 Title: Member



                                                 TRI-START ELECTRONICS, INC.

                                                 By:
                                                    ----------------------------
                                                 Name: Helene A. Giarraputo
                                                 Title: Chief Executive Officer



                                                 TOWN OF ISLIP INDUSTRIAL
                                                 DEVELOPMENT AGENCY

                                                 By:
                                                    ----------------------------
                                                 Name: William G. Mannix
                                                 Title: Administrative Director


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

                                    EXHIBIT A

     Formula for In-Lieu-of-Taxes Payment: Town of Islip (including any existing incorporated village and any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located), Connetquot School District and Appropriate Special Districts

Definitions

X =  assessment equal to $15,000.

Y = increase in assessment above X resulting from the acquisition, construction and equipping of the Facility.

Normal Tax Due =    Those payments for taxes and assessments, other than special ad valorem levies,  special  assessments and service charges
                    against  real   property   located  in  the  Town  of  Islip
                    (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located) which are or may be imposed for special improvements or special district improvements, that the Company and the Sublessee would pay without exemption.

Payment

Tax Year (following first taxable status date after the election by Company and the Sublessee, more specifically set forth in paragraph l(c) of this Agreement)

Formula

1 yr.     100% normal tax on X and   0% normal tax on Y
2         100% normal tax on X and  10% normal tax on Y
3         100% normal tax on X and  20% normal tax on Y
4         100% normal tax on X and  30% normal tax on Y
5         100% normal tax on X and  40% normal tax on Y
6         100% normal tax on X and  50% normal tax on Y
7         100% normal tax on X and  60% normal tax on Y
8         100% normal tax on X and  70% normal tax on Y
9         100% normal tax on X and  80% normal tax on Y
10        100% normal tax on X and  90% normal tax on Y
11 and    100% normal tax on X and 100% normal tax on Y
thereafter

                                    EXHIBIT B

     Formula for In-Lieu-of-Taxes Payment: Town of Islip (including any existing incorporated village and any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located), Connetquot School District and Appropriate Special Districts

Definitions

X =  assessment equal to $15,000.

Y = increase in assessment above X resulting from the acquisition, construction and equipping of the Facility.

Normal Tax Due =    Those payments for taxes and assessments, other than special ad valorem levies,  special  assessments and service charges
                    against  real   property   located  in  the  Town  of  lslip
                    (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located) which are or may be imposed for special improvements or special district improvements, that the Company and the Sublessee would pay without exemption.

Payment

Tax Year (following first taxable status date after the election by Company and the Sublessee, more specifically set forth in paragraph 1(c) of this Agreement)

         Formula

         1        100% normal tax on X and  50% normal tax on Y
         2        100% normal tax on X and  55% normal tax on Y
         3        100% normal tax on X and  60% normal tax on Y
         4        100% normal tax on X and  65% normal tax on Y
         5        100% normal tax on X and  70% normal tax on Y
         6        100% normal tax on X and  75% normal tax on Y
         7        100% normal tax on X and  80% normal tax on Y
         8        100% normal tax on X and  85% normal tax on Y
         9        100% normal tax on X and  90% normal tax on Y
         10       100% normal tax on X and  95% normal tax on Y
         11 and   100% normal tax on X and 100% normal tax on Y
         thereafter

                                    EXHIBIT C

     Formula for In-Lieu-of-Taxes Payment: Town of Islip (including any existing incorporated village and any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located), Connetquot School District and Appropriate Special Districts

Definitions

X =  assessment equal to $15,000.

Y = increase in assessment above X resulting from the acquisition, construction and equipping of the Facility.

Normal Tax Due =    Those payments for taxes and assessments, other than special ad valorem levies,  special  assessments and service charges
                    against  real   property   located  in  the  Town  of  Islip
                    (including any existing incorporated village or any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located) which are or may be imposed for special improvements or special district improvements, that the Company and the Sublessee would pay without exemption.

Payment

 Tax Year (following first taxable status date after the election by Company and the Sublessee, more specifically set forth in Paragraph 1(c) of this Agreement)

          Formula

         1         100% normal tax on X and     0% normal tax on Y
         2         100% normal tax on X and    10% normal tax on Y
         3         100% normal tax on X and    40% normal tax on Y
         4         100% normal tax on X and 47.50% normal tax on Y
         5         100% normal tax on X and    55% normal tax on Y
         6         100% normal tax on X and 62.50% normal tax on Y
         7         100% normal tax on X and    70% normal tax on Y
         8         100% normal tax on X and 77.50% normal tax on Y
         9         100% normal tax on X and    85% normal tax on Y
         10        100% normal tax on X and 92.50% normal tax on Y
         11 and    100% normal tax on X and   100% normal tax on Y
         thereafter

                                    EXHIBIT D

     Formula for In-Lieu-of-Taxes Payment: Town of Islip (including any existing incorporated village and any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located), Conneiquot School District and Appropriate Special Districts

Definitions

X =  assessment equal to $15,000.

Y = increase in assessment above X resulting from the acquisition, construction and equipping of the Facility.

Normal Tax Due =    Those payments for taxes and assessments, other than special ad valorem levies,  special  assessments and service charges
                    against  real   property   located  in  the  Town  of  Islip
                    (including any existing Incorporated village or any village which may be incorporated after the date hereof, within which the Facility is wholly or partially located) which are or may be imposed for special improvements or special district improvements, that the Company and the Sublessee would pay without exemption.

Payment

Tax Year (following first taxable status date after the election by Company and the Sublessee, more specifically set forth in paragraph 1(c) of this Agreement)

         Formula

         1        100% normal tax on X and     0% normal tax on Y
         2        100% normal tax on X and    10% normal tax on Y
         3        100% normal tax on X and    20% normal tax on Y
         4        100% normal tax on X and 38.75% normal tax on Y
         5        100% normal tax on X and 47.50% normal tax on Y
         6        100% normal tax on X and 56.25% normal tax on Y
         7        100% normal tax on X and    65% normal tax on Y
         8        100% normal tax on X and 73.75% normal tax on Y
         9        100% normal tax on X and 82.50% normal tax on Y
         10       100% normal tax on X and 91.25% normal tax on Y
         11 and  100% normal tax on X and    100% normal tax on Y
         thereafter

                                    EXHIBIT E

                       Legal Description of Real Property

ALL that certain plot, piece, or parcel of land situate, lying and being in the Town of Islip, County of Suffolk and State of New York, designated as Tax Lot
002.001 in Block 03.00 Section 105.00 in District 0500 on the Suffolk County Tax Map, more particularly bounded and described as follows;

BEGINNING at a point on the northerly line of Marconi Avenue (Fifth Street) said point being 388.00 feet distant westerly as measured along the northerly line of Marconi Avenue, from the westerly end of a curve having a radius of 30.00 feet and a length of 47.12 feet connecting the westerly line of Smithtown Avenue and the northerly line of Marconi Avenue and the proceeding thence from said point of beginning the following four courses and distances;

RUNNING THENCE south 82 degrees 45 minutes 32 seconds west a distance of 132.00 feet along the northerly line of Marconi Avenue (Fifth Street) to a point;

THENCE north 01 degrees 21 minutes 07 seconds east, a distance 333.75 feet to a point; THENCE north 82 degrees 45 minutes 32 seconds east, 132.00 feet to a point;

THENCE south 01 degrees 21 minutes 07 seconds west, 333.75 feet to the point of place of BEGINNING.